CYCLACEL®

CYCLACEL PHARMACEUTICALS, INC.
Level 10, Tower 11, Avenue 5, The Horizon
Bangsar South City, No. 8, Jalan Kerinchi,
59200, Kuala Lumpur, Malaysia

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on September 3, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CYCC2025SM2**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on September 3, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V77170-Z90888 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

CYCLACEL PHARMACEUTICALS, INC.

The Board of Directors recommends you vote "FOR" the following:

		For	Against	Abstain
1.	To approve the issuance of shares of Cyclacel common stock to Fitters Parent pursuant to the terms of the Exchange Agreement.	☐	☐	☐
2.	To approve the potential issuance of more than 20% of the issued and outstanding shares of Cyclacel common stock in connection with the Transaction to comply with Nasdaq Listing Rule 5635(a).	☐	☐	☐
3.	To approve an amendment to the amended and restated certificate of incorporation of Cyclacel Pharmaceuticals changing the Cyclacel Pharmaceuticals corporate name to Bio Green Med Solution, Inc., permitting actions by stockholders by written consent and ratifying all prior action by stockholder written consent and opt out of the business combination provisions of Section 203 of the DGCL.	☐	☐	☐
4.	To consider and vote upon an adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the proposals set forth above.	☐	☐	☐

NOTE: The Company will transact any other business that may properly be presented before the special meeting or at any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice & Proxy Statement is available at www.proxyvote.com.

V77171-Z90888

CYCLACEL PHARMACEUTICALS, INC.
SPECIAL MEETING OF STOCKHOLDERS
SEPTEMBER 4, 2025 10:00 A.M. ET
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) each of Datuk Dr. Doris Wong and Mr. Kiu Cu Seng, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Cyclacel Pharmaceuticals, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 10:00 A.M. ET on September 4, 2025, via live audio webcast at www.virtualshareholdermeeting.com/CYCC2025SM2, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3, AND 4. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE